UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):

June 24, 2008

MACROCHEM CORPORATION

 (Exact name of registrant as specified in its charter)

Delaware	0-13634	04 2744744
(State or other jurisdiction of	(Commission file number)	(IRS employer identification
incorporation or organization)		number)

80 Broad Street, Suite 2210, New York, New York 10004

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:  (212) 514-8094

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of a Registrant.

As previously reported in our Form 8-K filed on April 23, 2008, pursuant to the terms of the Merger Agreement, at the Effective Time, MacroChem assumed all obligations under the convertible promissory note in the aggregate principal amount of $500,000 issued to Strategic Capital Resources, Inc. by Virium on May 30, 2007 (the “First Convertible Note”).  The First Convertible Note was due to mature on April 25, 2008.  The First Convertible Note had a 12% annual interest rate until November 30, 2007, which increased to 15% thereafter.  MacroChem paid to Strategic Capital Resources, Inc. $44,725.96 in cash which represents all accrued and unpaid interest on such note through the date of consummation of the Merger plus $10,000. MacroChem  made this payment in consideration of Strategic Capital Resources, Inc.’s prior agreement with Virium to extend the maturity date on its note from March 26, 2008 to April 25, 2008.  Upon closing of  MacroChem’s next round of equity financing, the principal amount of the First Convertible Note and all accrued interest may be converted into MacroChem common stock at the discretion of each First Convertible Note holder such that each holder will be entitled to acquire shares of MacroChem common stock at $0.8950 per share, subject to anti-dilution adjustments.

On June 6, 2008, the Company repaid a principal amount of $400,000 to the holder of the First Convertible Note together with accrued and unpaid interest thereon.  Further, on June 23, 2008, the Company repaid the unpaid principal balance of $100,000 together with accrued and unpaid interest thereon to the remaining holder of the First Convertible Note.   The First Convertible Note was repaid, in part, with funds from new holders of convertible promissory notes whose notes mature on December 6, 2008, subject to certain conditions.

MacroChem also assumed on the Effective Date all obligations under convertible promissory notes in the aggregate principal amount of $500,000 issued by Virium on December 12, 2007 (the “Second Convertible Notes”).  The Second Convertible Notes mature on the earlier of (a) the closing of any equity financing by  MacroChem or (b) June 12, 2008.  The Second Convertible Notes have a 12% annual interest rate with all accrued interest due at maturity.  Upon closing of MacroChem’s next round of equity financing, the principal amount of the Second Convertible Notes and all accrued interest thereon will be automatically converted into MacroChem common stock  such that each Second Convertible Note holder will be entitled to acquire shares of MacroChem Common Stock at $0.8950 per share.

In June 2008, a principal amount of $200,000 of the Second Convertible Notes were rolled forward to a maturity of December 31, 2008, subject to certain conditions and the Company repaid holders of the Second Convertible Notes a principal amount of $75,000.  The Company anticipates rolling forward the remaining principal balance of $225,000 of the Second Convertible Notes in the near future on terms similar to those previously agreed with other holders of the Second Convertible Notes.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

99.1	Form of Convertible Promissory Note made in partial satisfaction of the First Convertible Note.

99.2	Form of Warrant issued in connection with the Convertible Promissory Note made in partial satisfaction of the First Convertible Note.

99.3	Form of Amendment to Convertible Promissory Note Due June 12, 2008 and Extension Agreement.

99.4	Form of Warrant issued in connection with the Amendment to Convertible Promissory Note Due June 12, 2008 and Extension Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MACROCHEM CORPORATION
Dated: June 24, 2008	By	/s/ David P. Luci
	Name:	David P. Luci
	Title:	President and Chief Business Officer

EXHIBIT INDEX

The following exhibits are filed herewith:

99.1	Form of Convertible Promissory Note made in partial satisfaction of the First Convertible Note.

99.2	Form of Warrant issued in connection with the Convertible Promissory Note made in partial satisfaction of the First Convertible Note.

99.3	Form of Amendment to Convertible Promissory Note Due June 12, 2008 and Extension Agreement.

99.4	Form of Warrant issued in connection with the Amendment to Convertible Promissory Note Due June 12, 2008 and Extension Agreement.